Exhibit 2.2

Execution Version

CONFIDENTIAL

FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This First Amendment (this “First Amendment”) to Business Combination Agreement is made and entered into effective as of June 25, 2021, by and among (i) East Stone Acquisition Corporation, a British Virgin Islands business company (together with its successors, the “Purchaser”), (ii) Navy Sail International Limited, a British Virgin Islands company, in the capacity as the Purchaser Representative under the Business Combination Agreement (the “Purchaser Representative”), (iii) JHD Technologies Limited, a Cayman Islands company (“Pubco”), (iii) Yellow River MergerCo Limited, a British Virgin Islands company and a wholly-owned subsidiary of Pubco (“Merger Sub”), (iv) JHD Holdings (Cayman) Limited, a Cayman Islands company (the “Company”), (v) solely for purposes of Section 10.3 and Articles XII and XIII thereof, as applicable, Double Ventures Holdings Limited, a British Virgin Islands business company (the "Sponsor") and (vi) Yellow River (Cayman) Limited, a Cayman Islands company (the “Primary Seller”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Business Combination Agreement.

WHEREAS, Purchaser, the Purchaser Representative, Pubco, Merger Sub, the Company, the Sponsor and the Primary Seller are parties to that certain Business Combination Agreement made and entered into as of February 16, 2021 (the “Original Agreement”); and

WHEREAS, the parties desire to amend the Original Agreement on the terms and conditions set forth herein (as amended, including by this First Amendment, the “Business Combination Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Business Combination Agreement, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Amendments. The parties hereby agree to amend the Original Agreement as follows:

a.   Section 1.6(a) of the Original Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a) Purchaser Units. At the Effective Time, (i) each issued and outstanding Purchaser Public Unit shall be automatically detached and the holder thereof shall be deemed to hold one Purchaser Ordinary Share, one Purchaser Public Warrant and one Purchaser Right and (ii) each issued and outstanding Purchaser Private Unit shall be automatically detached and the holder thereof shall be deemed to hold one Purchaser Ordinary Share, one Purchaser Private Warrant and one Purchaser Right, in each case in accordance with the terms of the applicable Purchaser Unit, which underlying Purchaser Securities shall be converted in accordance with the applicable terms of this Section 1.6 below.

b. Section 1.6(c) of the Original Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(c) Purchaser Warrants. At the Effective Time, each outstanding Purchaser Public Warrant shall be converted into one Pubco Public Warrant, each outstanding Purchaser Private Warrant shall be converted into one Pubco Private Warrant and each outstanding Purchaser Representative’s Warrant shall be converted into one Pubco Representative’s Warrant. At the Effective Time, the Purchaser Warrants shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the Pubco Public Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Purchaser Public Warrants, each of the Pubco Private Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Purchaser Private Warrants, and each of the Pubco Representative’s Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Purchaser Representative’s Warrants, except that in each case they shall represent the right to acquire Pubco Ordinary Shares in lieu of Purchaser Ordinary Shares. At or prior to the Effective Time, Pubco shall take all corporate actions necessary to reserve for future issuance and shall maintain such reservation for so long as any of the Pubco Warrants remain outstanding, a sufficient number of Pubco Ordinary Shares for delivery upon the exercise of such Pubco Warrants.

c. Section 8.5 of the Original Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

During the Interim Period, the Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Merger to maintain the listing of the Purchaser Public Units, the Purchaser Ordinary Shares, the Purchaser Rights and the Purchaser Public Warrants on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the Pubco Ordinary Shares and the Pubco Public Warrants.

d. Section 13.1 of the Original Agreement is hereby amended by adding the following definitions:

“Pubco Representative’s Warrant” means a non-redeemable warrant entitling the holder thereof to purchase one (1) Pubco Ordinary Share at a purchase price of $12.00 per share.

“Purchaser Representative’s Warrant” means a warrant issued to Purchaser’s underwriters at the IPO entitling the holder thereof to purchase one (1) Purchaser Ordinary Share at a purchase price of $12.00 per Purchaser Ordinary Share.

e. Section 13.1 of the Original Agreement is hereby amended by deleting the definitions of “Pubco Warrants”, “Purchaser Securities” and “Purchaser Warrants” and replacing them with the following:

“Pubco Warrants” means the Pubco Private Warrants, Pubco Public Warrants and Pubco Representative’s Warrants, collectively.

“Purchaser Securities” means the Purchaser Units, Purchaser Ordinary Shares, the Purchaser Rights and the Purchaser Warrants, collectively.

“Purchaser Warrants” means the Purchaser Private Warrants, Purchaser Public Warrants, and the Purchaser Representative’s Warrants, collectively.

2. Miscellaneous. Except as expressly provided in this First Amendment, all of the terms and provisions in the Original Agreement and the Ancillary Documents are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement or any Ancillary Document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Business Combination Agreement in the Business Combination Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this First Amendment (or as the Business Combination Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this First Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Business Combination Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this First Amendment, the provision of this First Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. This First Amendment shall be interpreted, construed, governed and enforced in a manner consistent with the Original Agreement, and, without limiting the foregoing, Sections 12.2 through 12.9, and 12.11 and 12.12 of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this First Amendment as if all references to the “Agreement” contained therein were instead references to this First Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Business Combination Agreement as of the date first written above.

The Purchaser:

EAST STONE ACQUISITION CORPORATION

By:	/s/ Xiaoma (Sherman) Lu
Name:	Xiaoma (Sherman) Lu
Title:	Chief Executive Officer

[Additional Signatures on Following Page]

{Signature Page to First Amendment to Business Combination Agreement}

Pubco:

JHD TECHNOLOGIES LIMITED

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Director

Merger Sub:

YELLOW RIVER MERGERCO LIMITED

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Director

The Primary Seller and Seller Representative:

YELLOW RIVER (CAYMAN) LIMITED

By:	/s/ Alan Martin Clingman
Name:	Alan Martin Clingman
Title:	Director

The Company:

JHD HOLDINGS (CAYMAN) LIMITED

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Director

[Additional Signatures on Following Page]

{Signature Page to First Amendment to Business Combination Agreement}

Purchaser Representative:

Navy Sail International Limited, solely in its capacity as the Purchaser Representative

/s/ Chunyi (Charlie) Hao
Name: Chunyi (Charlie) Hao
Title: Director

Sponsor:

DOUBLE VENTURES HOLDINGS Limited, solely with respect to Section 10.3 and Articles XII and XIII of the Business Combination Agreement in its capacity as the Sponsor thereunder

/s/ Chunyi (Charlie) Hao
Name: Chunyi (Charlie) Hao
Title: Director

{Signature Page to First Amendment to Business Combination Agreement}